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                                                                    EXHIBIT 99.3

                                        For:      Alloy Online, Inc.

                                        Contacts: Sam Gradess
                                                  Chief Financial Officer
                                                  Alloy Online
                                                  (212) 244-4307
Final Draft
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                                                  Christine Greany/Brendon Frey
                                                  Integrated Corporate Relations
                                                  (203) 222-9013

           ALLOY ACQUIRES CCS, A LEADING DIRECT MARKETER TO TEEN BOYS Convergence Model and Action Sports Focus Provides Ideal Alloy Business
                                   Extension

New York, NY, July 19, 2000 - Alloy Online, Inc. (Nasdaq:ALOY) (www.alloy.com),
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a leading Web-centric direct marketer providing community, content, commerce and entertainment to the 70 million members of Generation Y, today announced it has acquired CCS, Inc., one of the nation's leading direct marketers focused on Generation Y boys. Under the terms of the agreement, Alloy has issued approximately 3.3 million shares of stock and repaid $10 million in assumed debt to complete the acquisition.

Through a convergence marketing model that features the CCS print catalog and Web site, CCS reaches over one million teenagers each month. CCS sells a complete line of action sports (skate and snowboarding) inspired clothing, shoes and hard goods from the leading brands in the industry such as DC, eS, World Industries, Independent, Shorty's and Forum.

Matt Diamond, Alloy's co-founder and CEO, commented "We are extremely pleased to announce this acquisition as CCS is hands down the premier direct marketer to Generation Y boys. The effective multi-channel distribution model that CCS uses to capture this market is highly complementary with Alloy's strategy and should add significantly to our financial performance and future profitability. We plan to leverage the CCS conduit to Generation Y boys to drive both merchandise and sponsorship revenues. This deal represents an important step as we continue to evolve into the dominant Generation Y-focused marketing company."

Mike Adamski, CEO of CCS, stated "We are excited to bring together CCS and Alloy, two of the leaders in direct marketing to Generation Y. We look forward to combining our respective strengths and sharing our resources to better serve our Generation Y customers and realize the economic opportunities in our powerful direct marketing franchise."

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Mr. Diamond concluded, "Over the past twelve months we have implemented a number of important strategic initiatives ranging from our partnerships with blue chip marketers such as Procter & Gamble (NYSE: PG), Eastman Kodak (NYSE: EK), and Johnson & Johnson (NYSE: JNJ); to our strategic investment from Liberty Digital (Nasdaq: LDIG); to the acquisitions of 17/th/ Street Productions, Celebrity Sightings and now CCS. Each of these efforts not only demonstrates our ability to attract and partner with leading companies, but also provides us with opportunities to build our corporate value going forward."

Alloy Online, Inc. is a leading Web-centric direct marketer providing community, content, commerce and entertainment to Generation Y, one of the fastest growing segments of the Internet population. Alloy's convergent media model - which is centered around its Web site (www.alloy.com), and is complemented by the Alloy
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e-zine and catalog - has a total reach of more than 10 million individuals per month. Together, these components offer a unique blend of services through which teens can interact, share information, explore compelling and relevant content and shop for apparel, accessories, footwear, cosmetics and room furnishings. For further information regarding Alloy Online, please visit the company's Web site (www.alloy.com) and click on "Investor Info" or call the investor information line at 877-ALLOY-IR.

This announcement may contain forward-looking statements that involve risks and uncertainties, including statements regarding our expectations and beliefs regarding our future results or performance that involve a number of substantial risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements and reported results should not be considered an indication of our future performance. Factors that might cause or contribute to such differences include, among others: our ability to increase revenues, generate multiple revenue streams, increase visitors to our Web site and build customer loyalty; our ability to develop our sales and marketing teams; our ability to capitalize on our sales and marketing efforts; our ability to capitalize on our promotions, sponsorship, advertising and other revenue opportunities; our ability to build the Alloy and CCS brand names and develop our on-line community; our ability to develop commercial relationships with advertisers; our and CCS' Web sites' appeal to marketers and users; our ability to meet anticipated cash needs for working capital and capital expenditures; our ability to enhance our infrastructure technology, transaction-processing and automation capabilities of our and CCS' Web sites; our ability to increase the efficiency of our supply chain and fulfillment system; and our ability to expand into international markets.

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